As filed with the Securities and Exchange Commission on March 16, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-4348039
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

500 River Ridge Drive

Norwood, MA 02062

Telephone: 617-963-0100

(Address of Principal Executive Offices) (Zip Code)

CORBUS PHARMACEUTICALS HOLDINGS, INC. 2014 EQUITY COMPENSATION PLAN

(Full title of the plan)

Yuval Cohen

Chief Executive Officer

Corbus Pharmaceuticals Holdings, Inc.

500 River Ridge Drive

Norwood, MA 02062

Telephone: 617-963-0100

(Name and address of agent for service)

Telephone Number, Including Area Code of agent for service)

Copies to:

Michael J. Lerner, Esq.

Steven M. Skolnick, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Telephone: (212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [X]

Non-accelerated filer [ ]	Smaller Reporting Company [ ]
(Do not check if a smaller reporting company)	Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [X]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $0.0001 par value per share	2,500,000	$6.92	$17,300,000	$2,154

(1) Covers 2,500,000 shares of common stock issuable under the Corbus Pharmaceuticals Holdings, Inc. 2014 Equity Compensation Plan (the “2014 Plan”), and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminable number of shares of common stock issuable under the 2014 Plan, as these amounts may be adjusted as a result of stock splits, stock dividends, antidilution provisions, and similar transactions.

(2) Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of the registration fee and are based on the average of the high and low sales price on the NASDAQ Global Market on March 13, 2018.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed by Corbus Pharmaceuticals Holdings, Inc. (the “Company”) for the purpose of registering additional shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) under the Company’s 2014 Equity Compensation Plan (the “2014 Plan”). The number of shares of Common Stock available for issuance under the 2014 Plan is subject to an automatic annual increase on January 1 of each year beginning in 2015 and ending on (and including) January 1, 2024, equal to the greater of (i) seven percent (7%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, or (ii) the difference between (x) twenty percent (20%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, and (y) the total number of shares of Common Stock reserved under the 2014 Plan on December 31st of such preceding calendar year (including shares subject to outstanding Awards (as defined in the 2014 Plan), issued pursuant to Awards or available for future Awards), or a lesser number of shares of Common Stock determined by the board of directors of the Company (the “Evergreen Provision”). This Registration Statement registers an aggregate of 2,500,000 additional shares of Common Stock available for issuance under the 2014 Plan as a result of the Evergreen Provision.

The shares of Common Stock registered pursuant to this Registration Statement are of the same class of securities as the 6,850,334 shares of Common Stock registered for issuance under the 2014 Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-200350) filed on November 18, 2014, and the 1,815,683 shares of Common Stock registered for issuance under the 2014 Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-201898) filed on February 5, 2015, the 1,250,000 shares of Common Stock registered for issuance under the 2014 Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-210428) filed on March 28, 2016 and the 3,127,722 shares of Common Stock registered for issuance under the 2014 Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-216547) filed on March 9, 2017. The information contained in the Company’s Registration Statements on Form S-8 (Registration Nos. 333-200350, 333-201898, 333-210428 and 333-216547) is hereby incorporated by reference pursuant to General Instruction E.

This Registration Statement also includes a reoffer prospectus that may be used for the offer and sale of “control securities,” as such term is defined in General Instruction C to Form S-8, which have been or will be acquired pursuant to the 2014 Plan by officers and directors of the Company who may be deemed to be “affiliates” of the Company, as that term is defined in Rule 405 under the Securities Act. The reoffer prospectus contained herein has been prepared in accordance with the requirements of General Instruction C of Form S-8 and Part I of Form S-3. Pursuant to Rule 429 of the Securities Act, the reoffer prospectus relates to shares of common stock covered by this Registration Statement and by the Company’s Registration Statements on Form S-8 (Registration Nos. 333-200350, 333-201898, 333-210428 and 333-216547).

I-1

REOFFER PROSPECTUS

6,670,117 Shares of Common Stock

Corbus Pharmaceuticals Holdings, Inc.

This reoffer prospectus relates to 6,670,117 shares of our common stock that may be reoffered or resold, from time to time, by certain selling stockholders described in this reoffer prospectus, all of whom are deemed to be our “affiliates,” as that term is defined in Rule 405 under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), and that have been acquired under the Corbus Pharmaceuticals Holdings, Inc. 2014 Equity Incentive Plan (which we refer to as the “2014 Plan”).

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the sale or other disposition of the shares of common stock by the selling stockholders.

Our common stock is listed on the Nasdaq Global Market under the symbol “CRBP.” On March 15, 2018, the closing price of our common stock was $6.90 on the Nasdaq Global Market.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, as amended, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 2 of this reoffer prospectus for a discussion of the risks that you should consider in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this reoffer prospectus. Any representation to the contrary is a criminal offense.

Reoffer prospectus, dated March 16, 2018.

Neither we nor the selling stockholders have authorized any other person to provide you with different or additional information other than that contained in this reoffer prospectus. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. We and the selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this reoffer prospectus is accurate only as of the date of this reoffer prospectus or such other date stated in this reoffer prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates. You should also read this reoffer prospectus together with the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This reoffer prospectus may be supplemented from time to time to add, update or change information in this reoffer prospectus. Any statement contained in this reoffer prospectus will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in a reoffer prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this reoffer prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this reoffer prospectus.

Corbus Pharmaceuticals Holdings, Inc. is referred to herein as “Corbus,” “the Company,” “we,” “us,” and “our,” unless the context indicates otherwise.

OUR COMPANY

We are a Phase 3, clinical stage pharmaceutical company focused on the development and commercialization of novel therapeutics to treat rare, chronic and serious inflammatory and fibrotic diseases with clear unmet medical needs. Our product, lenabasum, is a novel synthetic, oral, endocannabinoid-mimetic drug designed to resolve chronic inflammation and halt fibrotic processes without causing immunosuppression. We are currently developing lenabasum to treat four life-threatening diseases: systemic sclerosis (SSc), cystic fibrosis (CF), dermatomyositis (DM) and systemic lupus erythematosus (SLE).

Lenabasum is a synthetic, rationally-designed, oral small-molecule drug that selectively binds to the cannabinoid receptor type 2, or CB2 found on activated immune cells, fibroblasts and other cell types including muscle and bone cells. Lenabasum stimulates the production of Specialized Pro-Resolving Lipid Mediators (SPMs) that act to resolve inflammation and halt fibrosis by activating endogenous pathways. These pathways are activated in healthy individuals during the course of normal immune responses but are dysfunctional in patients with chronic inflammatory and fibrotic diseases. By its binding to CB2, lenabasum drives innate immune responses from the activation phase into the resolution phase. CB2 plays a central role in modulating and resolving inflammation by, in effect, turning heightened inflammation “off” and restoring homeostasis. This has been demonstrated in animal models lacking CB2 as well as humans with genetic polymorphism in the CB2 gene, as these exhibit excessive inflammation and fibrosis in response to activators of the innate immune system.

Lenabasum has generated positive clinical data in three consecutive Phase 2 studies in diffuse cutaneous SSc, CF and skin-predominant DM. Lenabasum is currently being evaluated in a Phase 3 SSc study that is expected to enroll 354 patients, a Phase 2b CF study that is expected to enroll 415 patients (that is being supported by a development award for up to $25 million (the “2018 CFF Award”) from the Cystic Fibrosis Foundation (“CFF”)), and a Phase 2 SLE study that is expected to enroll 100 patients and is being funded, directly to the research organization, by a grant through the National Institutes of Health (“NIH”) grant. In DM, the Company plans to consult with the FDA on the protocol design for the next clinical study, which the Company expects to commence before the end of 2018. Open-label extension studies are ongoing in SSc and DM following the completion of the Phase 2 studies in these indications.

The U.S. Food and Drug Administration, or the FDA, granted lenabasum Orphan Designation as well as Fast Track Status for both SSc and CF. The European Medicines Authority, or the EMA, granted lenabasum Orphan Designation for both SSc and CF.

Corporate Information

Our principal executive offices are located at 500 River Ridge Drive, Norwood, Massachusetts 02062, and our telephone number is (617) 963-0100. Our website address is www.corbuspharma.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on our website or any such information in making your decision whether to purchase our securities.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties and all other information contained in this reoffer prospectus, including the risks and uncertainties concerning our business and an investment in our common stock discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, as well as those discussed in our filings with the Securities and Exchange Commission, together with the other information contained in and incorporated by reference into this reoffer prospectus, before deciding whether to invest in our common stock. All of those “Risk Factors” are incorporated herein by reference in their entirety. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we believe are not material, may also become important factors that adversely affect our business. If any of such risks actually occurs, our business, financial condition, results of operations, and future prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus contains or incorporates by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended,, that are based on management’s beliefs and assumptions and on information currently available to management. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.

These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this reoffer prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements contained in or incorporated by reference in this reoffer prospectus include, but are not limited to, statements about:

●	our lack of operating history;

●	our current and future capital requirements and our ability to satisfy our capital needs;

●	our ability to complete required clinical trials of our product and obtain approval from the FDA or other regulatory agents in different jurisdictions;

●	our ability to maintain or protect the validity of our patents and other intellectual property;

●	our ability to retain key executive members;

●	our ability to internally develop new inventions and intellectual property;

●	interpretations of current laws and the passages of future laws;

●	acceptance of our business model by investors;

●	the accuracy of our estimates regarding expenses and capital requirements; and

●	our ability to adequately support growth.

In addition, you should refer to the risk factors and other uncertainties concerning our business and an investment in our common stock discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, as well as those discussed in our filings with the Securities and Exchange Commission, together with the other information contained in and incorporated by reference into this reoffer prospectus, for other important factors that may cause actual results to differ materially from those expressed or implied by these forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this reoffer prospectus will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of any of our common stock by the selling stockholders. We have agreed to pay all expenses relating to registering the common stock covered by this reoffer prospectus. The selling stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of the common stock covered hereby.

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SELLING STOCKHOLDERS

This reoffer prospectus covers the reoffer and resale by the selling stockholders listed below of an aggregate of up to 6,670,117 shares of common stock issued or issuable pursuant to the exercise of option grants made to such selling stockholders under the 2014 Plan, which shares constitute “control securities” within the meaning of Form S-8.

The following table sets forth, as of March 13, 2018, certain information regarding the selling stockholders, the shares of our common stock that may be reoffered and resold by this reoffer prospectus, and other common stock beneficially owned by them. The shares of common stock that may be reoffered and resold by this reoffer prospectus are issuable upon the exercise of options previously issued to the selling stockholders. Information with respect to beneficial ownership is based upon information obtained from the Selling Shareholders. Information with respect to “Shares Beneficially Owned prior to Offering” includes the shares issuable upon exercise of all stock options held by the selling stockholders that are exercisable within 60 days of March 13, 2018. “Shares Offered by this Reoffer Prospectus” includes the shares that may be acquired by the selling stockholders pursuant to the exercise of stock options granted to the selling stockholders pursuant to the 2014 Plan, including some shares that are issuable upon the exercise of stock options that may be exercisable more than 60 days from March 13, 2018. Information with respect to “Shares Beneficially Owned after Offering” and “Percentage of Shares Beneficially Owned after Offering” assumes the sale of all of the shares offered by the selling stockholders under this prospectus but no other purchases or sales of our common stock by the selling stockholders and includes, with respect to each individual selling stockholder, any remaining shares which the selling stockholder has the right to acquire within 60 days of March 13, 2018 (but any such remaining shares are not deemed outstanding for computing the percentage of any other person). Each of the selling stockholders has voting and investment control power over the common stock issuable to them pursuant to such options.

The selling stockholders may offer and sell our common stock under this reoffer prospectus on a continuous or delayed basis, and may elect to sell none, some or all of the common stock set forth below. This reoffer prospectus does not constitute a commitment by the selling stockholders to sell any or all of the stated number of their shares of common stock, and the actual number of shares of common stock offered and sold shall be determined, from time to time, by each selling stockholder at their sole discretion. However, for the purposes of the table below, we have assumed that, after the completion of this offering, all common stock covered by this reoffer prospectus has been sold. In addition, a selling stockholder may have sold, transferred or otherwise disposed of all or a portion of such selling stockholder’s common stock since the date of the information in the following table. Information concerning the selling stockholders may change, from time to time, and changed information will be presented in a supplement to this reoffer prospectus if and when required. If, subsequent to the date of this reoffer prospectus, we grant additional options to purchase common stock to the selling stockholders or to other affiliates under the 2014 Plan, we may supplement this reoffer prospectus to reflect the additional common stock issuable upon the exercise of such additional options and/or the names of such affiliates and the amounts of common stock to be reoffered by them. The table below sets forth, as of March 13, 2018, the following information regarding the selling stockholders:

●	the number of shares of common stock beneficially owned by each selling stockholder prior to this offering;

●	the number of shares of common stock to be offered by each selling stockholder in this offering;

●	the number of shares of common stock to be beneficially owned by each selling stockholder assuming the sale of all of the common stock covered by this reoffer prospectus; and

●	the percentage of our issued and outstanding common stock to be owned by each selling stockholder assuming the sale of all of the common stock covered by this reoffer prospectus based on 57,134,677 shares of common stock issued and outstanding as of March 13, 2018.

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All information with respect to the common stock ownership of the selling stockholders has been furnished by or on behalf of the selling stockholders. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in the footnotes to the table below, the selling stockholders have sole voting and dispositive power with respect to the common stock reported as beneficially owned by them. Because the selling stockholders identified in the table may sell some or all of the common stock owned by them and covered by this reoffer prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the common stock, no estimate can be given as to the number of shares of common stock available for resale hereby that will be held by the selling stockholders upon termination of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholders will sell all of the common stock owned beneficially by them that are covered by this reoffer prospectus, but will not sell any other common stock that they presently own. Except as described below under “Relationships with Selling Stockholders,” none of the selling stockholders has held any position or office, or has otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our common stock or other securities.

Name of Selling Stockholder	Shares Beneficially Owned prior to Offering		Shares Offered by this Reoffer prospectus		Shares Beneficially Owned after Offering	Percentage of Shares Beneficially Owned After Offering
Yuval Cohen, Chief Executive Officer and Director	1,626,872	(1)	2,628,201	(2)	58,775	*
Alan Holmer, Director (Chairman of the Board)	189,319	(3)	169,361	(4)	22,500	*
Avery Catlin, Director	194,958	(5)	150,500	(6)	47,000	*
Renu Gupta, Director	162,958	(7)	150,500	(8)	15,000	*
David Hochman, Director	890,358	(9)	200,500	(10)	692,400	1.1%
Paris Panayiotopoulos, Director	44,785	(11)	61,000	(12)	14,285	*
Sean Moran, Chief Financial Officer	913,789	(13)	1,007,566	(14)	340,910	*
Mark Tepper, President and Chief Scientific Officer	3,007,056	(15)	1,372,489	(16)	2,100,400	3.3%
Barbara White, Chief Medical Officer	630,925	(17)	930,000	(18)	174,050	*

*	Less than one percent.
(1)	Includes 1,568,097 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 13, 2018. Does not include 622,604 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of March 13, 2018.
(2)	1,568,097 of the options to purchase such shares were exercisable within 60 days of March 13, 2018.
(3)	Includes 166,819 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 13, 2018. Does not include 2,542 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of March 13, 2018.
(4)	166,819 of the options to purchase such shares were exercisable within 60 days of March 13, 2018.
(5)	Includes 147,958 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 13, 2018. Does not include 2,542 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of March 13, 2018.
(6)	147,958 of the options to purchase such shares were exercisable within 60 days of March 13, 2018.
(7)	Includes 147,958 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 13, 2018. Does not include 2,542 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of March 13, 2018.
(8)	147,958 of the options to purchase such shares were exercisable within 60 days of March 13, 2018.
(9)	Includes 220,000 shares of common stock held by a family trust of which Mr. Hochman is a co-trustee and co-beneficiary. Includes 12,900 shares of common stock held by trusts for the benefit of his children of which Mr. Hochman disclaims beneficial ownership. Includes 197,958 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 13, 2018. Does not include 2,542 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of March 13, 2018.
(10)	197,958 of the options to purchase such shares were exercisable within 60 days of March 13, 2018.
(11)	Includes 30,500 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 13, 2018. Does not include 30,500 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of March 13, 2018.
(12)	30,500 of the options to purchase such shares were exercisable within 60 days of March 13, 2018.
(13)	Includes 572,879 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 13, 2018. Does not include 259,687 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of March 13, 2018.
(14)	572,879 of the options to purchase such shares were exercisable within 60 days of March 13, 2018.
(15)	Includes 906,656 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 13, 2018. Does not include 290,833 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of March 13, 2018.
(16)	906,656 of the options to purchase such shares were exercisable within 60 days of March 13, 2018.
(17)	Includes 456,875 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 13, 2018. Does not include 298,125 shares of common stock issuable upon exercise of outstanding options that are not exercisable within 60 days of March 13, 2018.
(18)	456,875 of the options to purchase such shares were exercisable within 60 days of March 13, 2018.

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PLAN OF DISTRIBUTION

The purpose of this reoffer prospectus is to allow the selling stockholders to offer for sale and sell all or a portion of the common stock acquired by them upon the exercise of options granted to them under the 2014 Plan. The selling stockholders, which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling common stock or interests in common stock received after the date of this reoffer prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their common stock or interests in their common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of common stock or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this reoffer prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such common stock at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock, from time to time, under this reoffer prospectus, or under an amendment to this reoffer prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this reoffer prospectus. The selling stockholders also may transfer the common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this reoffer prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of common stock offered by this reoffer prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this reoffer prospectus (as supplemented or amended to reflect such transaction).

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The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they and we meet the criteria and conform to the requirements of that rule, including the requirements applicable to former shell companies.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying reoffer prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this reoffer prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this reoffer prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the common stock against certain liabilities, including liabilities arising under the Securities Act.

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LEGAL MATTERS

The validity of the common stock offered hereby has been passed upon for us by Lowenstein Sandler LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Corbus Pharmaceuticals Holdings, Inc. and subsidiary as of December 31, 2017, and 2016 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2017, have been audited by EisnerAmper LLP, an independent registered public accounting firm as stated in their report dated March 12, 2018 which is incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm, given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the common stock offered by the selling stockholders pursuant to this reoffer prospectus. This reoffer prospectus does not contain all of the information set forth in the registration statement and its exhibits, certain portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the common stock covered by this reoffer prospectus, we refer you to the registration statement and the exhibits thereto. Statements contained in or incorporated by reference in this reoffer prospectus regarding the contents of any contract or other document referred to in those documents are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement or other document. Each of these statements is qualified in all respects by this reference.

You may read and copy the registration statement and its exhibits and schedules at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You also may obtain information on the operation of the public reference room by calling the commission at 1-800-SEC-0330. The SEC maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, such as Corbus Pharmaceuticals Holdings, Inc., that file electronically with the SEC.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information, when filed, will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.corbuspharma.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained in, or accessible through, our website does not constitute part of this reoffer prospectus.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this reoffer prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this reoffer prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference in this reoffer prospectus the following documents filed by us with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 12, 2018;

●	our Current Reports on Form 8-K filed with the SEC on January 5, 2018, January 8, 2018 and January 30, 2018 (other than any portions thereof deemed furnished and not filed);

●	our Proxy Statement on Schedule 14A filed with the SEC on April 10, 2017; and

●	The description of our common stock contained in the Registration Statement on Form 8-A filed on April 14, 2015 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report updating such description.

In addition, all other documents filed (not furnished) by us pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Exchange Act on or after the date of this reoffer prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this reoffer prospectus and to be a part of this reoffer prospectus from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished to and not filed with the SEC in accordance with the rules of the SEC shall not be deemed incorporated by reference into this reoffer prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

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6,670,117 Shares of Common Stock

Corbus Pharmaceuticals Holdings, Inc.

REOFFER PROSPECTUS

March 16, 2018

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Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Securities and Exchange Commission (the “SEC”), are hereby incorporated by reference in this Registration Statement:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 12, 2018;

●	The Company’s Current Reports on Form 8-K filed with the SEC on January 5, 2018, January 8, 2018 and January 30, 2018 (other than any portions thereof deemed furnished and not filed);

●	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2017; and

●	The description of the Company’s common stock contained in its Registration Statement on Form 8-A filed on April 14, 2015 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement, and nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the SEC.

Item 8. Exhibits.

For a list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated into this Item by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Norwood, Commonwealth of Massachusetts, on this 16th day of March, 2018.

Corbus Pharmaceuticals Holdings, Inc.

By:	/s/ Yuval Cohen
Yuval Cohen Ph.D.
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yuval Cohen Ph.D. and Sean Moran, and each of them, his attorney-in-fact, with full power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Yuval Cohen	Chief Executive Officer and Director
Yuval Cohen	(Principal Executive Officer)	March 16, 2018

/s/ Sean Moran	Chief Financial Officer
Sean Moran	(Principal Financial and Accounting Officer)	March 16, 2018

/s/ Alan Holmer
Alan Holmer	Director	March 16, 2018

/s/ David Hochman
David Hochman	Director	March 16, 2018

/s/ Renu Gupta
Renu Gupta	Director	March 16, 2018

/s/ Avery W. Catlin
Avery W. Catlin	Director	March 16, 2018

/s/ Paris Panayiotopoulos
Paris Panayiotopoulos	Director	March 16, 2018

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 26, 2017).

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on May 26, 2017).

4.4	Form of Common Stock Certificate. (incorporated herein by reference to Exhibit 4.4 of the Registration Statement on Form S-8 (File No. 333-200350) filed with the SEC on November 18, 2014.

5.1	Opinion of Lowenstein Sandler LLP.*

23.1	Consent of EisnerAmper LLP.*

23.2	Consent of Lowenstein Sandler LLP (filed as part of Exhibit 5.1).*

24.1	Power of Attorney (included on the signature page to this registration statement on Form S-8).*

99.1	Corbus Pharmaceuticals Holdings, Inc. 2014 Equity Compensation Plan (incorporated herein by reference to Exhibit 10.5 of the Registration Statement on Form S-1 (File No. 333-198563) filed with the SEC on September 3, 2014).

* Filed herewith.

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